Exhibit 99.1

The Scotts Miracle-Gro Company	NEWS

The Scotts Miracle-Gro Company Reports First Quarter Results;

Company Poised for Strong Start to the Lawn & Garden Season

MARYSVILLE, Ohio (February 7, 2012) – The Scotts Miracle-Gro Company (NYSE: SMG), the world’s largest marketer of branded consumer lawn and garden products, today reported first quarter results in line with the Company’s expectations and said consumer engagement in early markets has been strong entering the new lawn and garden season.

For the three months ended December 31, 2011, the Company reported net sales of $211.2 million, and an adjusted loss from continuing operations of $72.1 million, or $1.18 per share. That compares with a loss of $65.6 million, or $0.99 per share, for the same period a year ago. The adjusted results exclude costs related to product registration and recall matters as well as charges stemming from a restructuring initiated in our fourth fiscal quarter of 2011. Including those costs, the loss from continuing operations was $73.9 million, or $1.21 per share, compared with a loss of $66.7 million, or $1.00 per share, for the same period a year ago. Given the seasonal nature of the lawn and garden category, ScottsMiracle-Gro historically reports a loss in its fiscal first quarter.

Sales in the Global Consumer segment were $149.1 million, compared with $188.8 million a year ago. The decline was expected based on a planned shift of sales out of the first fiscal quarter as the Company has worked with its retail partners to move shipments of its products closer to the start of the lawn and garden season. Consumer purchases of the Company’s products at its largest retailers (POS) have been strong in warm weather markets at the start of the new season. Since January 1, POS is up more than 20 percent overall, with strong increases in Texas and Florida, two important early season markets.

“We are encouraged to start the new season with year-over-year improvement in our early breaking markets,” said Jim Hagedorn, chairman and chief executive officer. “Our major marketing campaigns will launch later this month and, given our plans to increase our investment in advertising by $40 million, we remain confident that we will deliver company-wide sales growth of at least 6 percent this year.”

Scotts LawnService reported sales of $37.6 million in the quarter, up 1 percent from a year ago. Corporate and Other reported sales of $24.5 million, compared with $4.3 million for the same period a year ago. This increase primarily relates to sales to ICL under supply agreements initiated at the time of the sale of the Company’s Global Professional business in the second fiscal quarter of 2011.

As expected, the adjusted gross margin rate in the quarter declined 10 percentage points to 11.7 percent. The main issues impacting the rate were higher commodity costs, reduced leverage of fixed warehousing and manufacturing costs associated with lower year-over-year sales and unfavorable product mix. While the Company believes the gross margin rate will decline somewhat in fiscal 2012, the year-over-year differences for the balance of the year should be modest.

The Company’s adjusted loss from operations in the quarter was $97.3 million, compared with $92.8 million a year ago. The operating loss for the Global Consumer segment was $69.4 million, compared with $55.1 million. Scotts LawnService reported an operating loss of $4.6 million, a 2 percent decline from a year ago.

Interest expense in the quarter was $15.3 million, compared with $9.5 million. The increase was attributable to an increase in average borrowings and the impact of higher rates associated with the Company’s new financing structure. Adjusted loss before interest, taxes, depreciation and amortization (EBITDA) was $84.4 million in the quarter compared with a loss of $80.3 million a year earlier.

Full-year outlook

The Company said it continues to expect sales growth from continuing operations of at least 6 percent for the year. With 70 percent of its commodity costs now locked for the year – including approximately 90 percent of urea – the Company said it remains confident with earlier estimates of approximately $80 million in commodity inflation for fiscal 2012. Gross margin rate for the year is expected to decline from 2011 and SG&A and interest expense will likely be higher.

A more detailed explanation of the Company’s full-year outlook will be provided Feb. 14 when it holds its Annual Analyst Day event in New York. The Company will provide details of key initiatives at that meeting and also provide an updated look at its longer-term financial goals and objectives.

“We have made conscious decisions to invest in our business this year and we are confident the long-term impact of these decisions will be continued growth of the lawn and garden category, as well as our market share in the U.S. and throughout the world,” Hagedorn said. “We also remain confident in our ability to enhance our margin structure and look forward to explaining to investors our plans to drive long-term value-enhancing growth.”

Investors and analysts interested in attending the meeting, should contact the Company’s Investor Relations department at investor@scotts.com

The Company will discuss its first quarter 2012 results during a Webcast conference call at 9:00 a.m. today. To participate in the conference call, please call 1-866-682-3515 (Conference ID: 43353459). A replay of the call can be heard by calling 1-855-859-2056. A Webcast of the call also will be available live at http://investor.scotts.com.

An archive of the Webcast, as well as accompanying financial information regarding any non-GAAP financial measures discussed by the Company during the call, will be available on the Web site for at least 12 months.

About ScottsMiracle-Gro

With approximately $3 billion in worldwide sales, The Scotts Miracle-Gro Company, through its wholly-owned subsidiary, The Scotts Company LLC, is the world’s largest marketer of branded consumer products for lawn and garden care. The Company’s brands are the most recognized in the industry. In the U.S., the Company’s Scotts®, Miracle-Gro® and Ortho® brands are market-leading in their categories, as is the consumer Roundup® brand, which is marketed in North America and most of Europe exclusively by Scotts and owned by Monsanto. In the U.S., we operate Scotts LawnService®, the second largest residential lawn care service business. In Europe, the Company’s brands include Weedol®, Pathclear®, Evergreen®, Levington®, Miracle-Gro®, KB®, Fertiligène® and Substral®. For additional information, visit us at www.scotts.com.

Cautionary Note Regarding Forward-Looking Statements

Statements contained in this press release, other than statements of historical fact, which address activities, events and developments that the Company expects or anticipates will or may occur in the future, including, but not limited to, information regarding the future economic performance and financial condition of the Company, the plans and objectives of the Company’s management, and the Company’s assumptions regarding such performance and plans are “forward-looking statements” within the meaning of the U.S. federal securities laws that are subject to risks and uncertainties. These forward-looking statements generally can be identified as statements that include phrases such as “guidance,” “outlook,” “projected,” “believe,” “target,” “predict,” “estimate,” “forecast,” “strategy,” “may,” “goal,” “expect,” “anticipate,” “intend,” “plan,” “foresee,” “likely,” “will,” “should” or other similar words or phrases. Actual results could differ materially from the forward-looking information in this release due to a variety of factors, including, but not limited to:

•

The ongoing governmental investigations regarding the Company’s compliance with the Federal Insecticide, Fungicide, and Rodenticide Act of 1947, as amended, could adversely affect the Company’s financial condition, results of operations or cash flows;

•	Compliance with environmental and other public health regulations could increase the Company’s costs of doing business or limit the Company’s ability to market all of its products;

•	Disruptions in availability or increases in the prices of raw materials could adversely affect the Company’s results of operations;

•	The Company’s marketing activities may not be successful;

•	The highly competitive nature of the Company’s markets could adversely affect its ability to maintain or grow revenues;

•

Because of the concentration of the Company’s sales to a small number of retail customers, the loss of one or more of, or significant reduction in orders from, its top customers could adversely affect the Company’s financial results;

•	Adverse weather conditions could adversely impact financial results;

•	The Company’s international operations make the Company susceptible to the costs and risks associated with operating internationally;

•	The Company may not be able to adequately protect its intellectual property and other proprietary rights that are material to the Company’s business;

•	If Monsanto Company were to terminate the Marketing Agreement for consumer Roundup products, the Company would lose a substantial source of future earnings and overhead expense absorption;

•	Hagedorn Partnership, L.P. beneficially owns approximately 30% of the Company’s common shares and can significantly influence decisions that require the approval of shareholders;

•

The Company may pursue acquisitions, dispositions, investments, dividends, share repurchases and/or other corporate transactions that it believes will maximize equity returns of its shareholders but may involve risks.

Additional detailed information concerning a number of the important factors that could cause actual results to differ materially from the forward-looking information contained in this release is readily available in the Company’s publicly filed quarterly, annual and other reports. The Company disclaims any obligation to update developments of these risk factors or to announce publicly any revision to any of the forward-looking statements contained in this release, or to make corrections to reflect future events or developments.

Contact:

Jim King

Senior Vice President

Investor Relations & Corporate Affairs

(937) 578-5622

THE SCOTTS MIRACLE-GRO COMPANY

Results of Operations for the Three Months

Ended December 31, 2011 and January 1, 2011

(in millions, except per common share data)

(Unaudited)

Note: See Accompanying Footnotes on Page 9

	September 30,		September 30,	September 30,	September 30,
			Three Months Ended
			December 31,	January 1,	%
			2011	2011	Change
Net sales			$211.2	$230.2	-8%
Cost of sales			186.4	180.3
Cost of sales—product registration and recall matters			—	0.8

Gross profit			24.8	49.1	-49%
% of sales			11.7%	21.3%
Operating expenses:
Selling, general and administrative			123.0	143.2	-14%
Impairment, restructuring and other charges			2.6	—
Product registration and recall matters			0.3	0.9
Other income, net			(0.9)	(0.5)

Loss from operations			(100.2)	(94.5)	-6%
% of sales			-47.4%	-41.1%
Interest expense			15.3	9.5

Loss from continuing operations before income taxes			(115.5)	(104.0)	-11%
Income tax benefit from continuing operations			(41.6)	(37.3)

Loss from continuing operations			(73.9)	(66.7)	-11%
Loss from discontinued operations, net of tax	(3)		—	(1.2)

Net loss			$(73.9)	$(67.9)

Basic loss per common share:	(1)
Loss from continuing operations			$(1.21)	$(1.00)	-21%
Loss from discontinued operations			—	(0.02)

Net loss			$(1.21)	$(1.02)

Diluted loss per common share:	(2)
Loss from continuing operations			$(1.21)	$(1.00)	-21%
Loss from discontinued operations			—	(0.02)

Net Loss			$(1.21)	$(1.02)

Common shares used in basic loss per share calculation			60.9	66.3	-8%

Common shares and potential common shares used in diluted loss per share calculation			60.9	66.3	-8%

Non-GAAP results from continuing operations:
Adjusted loss from continuing operations	(4)		$(72.1)	$(65.6)	-10%

Adjusted diluted loss per common share from continuing operations	(2	)(4)	$(1.18)	$(0.99)	-19%

Adjusted EBITDA	(4)		$(84.4)	$(80.3)	-5%

THE SCOTTS MIRACLE-GRO COMPANY

Net Sales and Loss from Continuing Operations before Income Taxes by Segment for the

Three Months Ended December 31, 2011 and January 1, 2011

(in millions)

(Unaudited)

The Company is divided into the following reportable segments: Global Consumer and Scotts LawnService®. This division of reportable segments is consistent with how the segments report to and are managed by the chief operating decision maker of the Company.

Segment performance is evaluated based on several factors, including income from continuing operations before amortization, product registration and recall costs, impairment, restructuring and other charges, which is not a generally accepted accounting principle (“GAAP”) measure. Senior management of the Company uses this measure of operating profit to gauge segment performance because we believe this measure is the most indicative of performance trends and the overall earnings potential of each segment.

Corporate & Other consists of the Company’s non-European professional seed business, revenues and expenses associated with the Company’s supply agreements with ICL and the amortization related to the Roundup® Marketing Agreement, as well as corporate, general and administrative expenses and certain other income/expense items not allocated to the business segments. Corporate & Other assets primarily include deferred financing and debt issuance costs and corporate intangible assets, as well as deferred tax assets. For capital expenditures and total assets, Corporate & Other also includes Smith & Hawken, which is classified as discontinued operations on the Consolidated Statements of Operations.

	September 30,	September 30,	September 30,
	Three Months Ended
	December 31, 2011	January 1, 2011	% Change
Net Sales:
Global Consumer	$149.1	$188.8	-21%
Scotts LawnService®	37.6	37.1	1%

Segment total	186.7	225.9	-17%
Corporate & Other	24.5	4.3

Consolidated	$211.2	$230.2	-8%

Loss from Continuing Operations before Income Taxes:
Global Consumer	$(69.4)	$(55.1)	-26%
Scotts LawnService®	(4.6)	(4.5)	-2%

Segment total	(74.0)	(59.6)
Corporate & Other	(20.8)	(30.9)
Amortization	(2.5)	(2.3)
Product registration and recall matters	(0.3)	(1.7)
Impairment, restructuring and other charges	(2.6)	—
Interest expense	(15.3)	(9.5)

Consolidated	$(115.5)	$(104.0)	-11%

THE SCOTTS MIRACLE-GRO COMPANY

Consolidated Balance Sheets

December 31, 2011, January 1, 2011 and September 30, 2011

(in millions)

	September 30,	September 30,	September 30,	September 30,
		December 31,	January 1,	September 30,
		2011	2011	2011
		(Unaudited)	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents		$127.8	$78.8	$130.9
Accounts receivable, net		180.8	213.2	323.5
Inventories		654.8	567.0	387.0
Assets held for sale	(3)	—	200.9	—
Prepaids and other current assets		148.8	136.1	151.1

Total current assets		1,112.2	1,196.0	992.5

Property, plant and equipment, net		391.4	391.1	394.7
Goodwill		309.1	305.8	309.1
Intangible assets, net		316.2	326.7	319.6
Other assets		35.4	35.6	36.3

Total assets		$2,164.3	$2,255.2	$2,052.2

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Current portion of debt		$8.1	$168.5	$3.2
Accounts payable		220.4	208.5	150.0
Liabilities held for sale	(3)	—	45.4	—
Other current liabilities		220.6	244.8	315.4

Total current liabilities		449.1	667.2	468.6
Long-term debt		1,026.1	687.4	791.8
Other liabilities		224.9	222.0	232.0

Total liabilities		1,700.1	1,576.6	1,492.4
Shareholders’ equity		464.2	678.6	559.8

Total liabilities and shareholders’ equity		$2,164.3	$2,255.2	$2,052.2

THE SCOTTS MIRACLE-GRO COMPANY

Reconciliation of Non-GAAP Disclosure Items for the Three

Months Ended December 31, 2011 and January 1, 2011

(in millions, except per common share data)

(Unaudited)

Note: See Note 4 to the Accompanying Footnotes on Page 9

	000000	000000	000000	000000	000000	000000	000000	000000
	Three Months Ended December 31, 2011				Three Months Ended January 1, 2011
	As Reported	Product Registration and Recall Matters	Impairment, Restructuring and Other Charges	Adjusted	As Reported	Product Registration and Recall Matters	Impairment, Restructuring and Other Charges	Adjusted
Net sales	$211.2	$—	$—	$211.2	$230.2	$—	$—	$230.2
Cost of sales	186.4	—	—	186.4	180.3	—	—	180.3
Cost of sales—product registration and recall matters	—	—	—	—	0.8	0.8	—	—

Gross profit	24.8	—	—	24.8	49.1	(0.8)	—	49.9
% of sales	11.7%			11.7%	21.3%			21.7%
Operating expenses:
Selling, general and administrative	123.0	—	—	123.0	143.2	—	—	143.2
Impairment, restructuring and other charges	2.6	—	2.6	—	—	—	—	—
Product registration and recall matters	0.3	0.3	—	—	0.9	0.9	—	—
Other income, net	(0.9)	—	—	(0.9)	(0.5)	—	—	(0.5)

Loss from operations	(100.2)	(0.3)	(2.6)	(97.3)	(94.5)	(1.7)	—	(92.8)
% of sales	-47.4%			-46.1%	-41.1%			-40.3%
Interest expense	15.3	—	—	15.3	9.5	—	—	9.5

Loss from continuing operations before income taxes	(115.5)	(0.3)	(2.6)	(112.6)	(104.0)	(1.7)	—	(102.3)
Income tax benefit from continuing operations	(41.6)	(0.1)	(1.0)	(40.5)	(37.3)	(0.6)	—	(36.7)

Loss from continuing operations	$(73.9)	$(0.2)	$(1.6)	$(72.1)	$(66.7)	$(1.1)	$—	$(65.6)

Basic loss per share from continuing operations	$(1.21)	$—	$(0.03)	$(1.18)	$(1.00)	$(0.01)	$—	$(0.99)

Diluted loss per share from continuing operations	$(1.21)	$—	$(0.03)	$(1.18)	$(1.00)	$(0.01)	$—	$(0.99)

Common shares used in basic loss per share calculation	60.9	60.9	60.9	60.9	66.3	66.3	66.3	66.3

Common shares and potential common shares used in diluted loss per share calculation	60.9	60.9	60.9	60.9	66.3	66.3	66.3	66.3

Calculation of Adjusted EBITDA:
Loss from continuing operations	$(73.9)				$(66.7)
Income tax benefit from continuing operations	(41.6)				(37.3)
Loss from discontinued operations, net of tax	—				(1.2)
Income tax benefit from discontinued operations	—				(0.4)
Interest expense	15.3				9.5
Interest expense from discontinued operations	—				1.1
Depreciation	12.9				12.2
Amortization (including RoundUp)	2.7				2.5
Mark-to-market adjustments on derivatives	0.2				—

Adjusted EBITDA	$(84.4)				$(80.3)

THE SCOTTS MIRACLE-GRO COMPANY

Footnotes to Preceding Financial Statements

(1)	Basic loss per common share amounts are calculated by dividing loss from continuing operations, loss from discontinued operations and net loss by the weighted average number of common shares outstanding during the period.

(2)	Diluted loss per common share amounts are calculated by dividing loss from continuing operations, loss from discontinued operations and net loss by the weighted average number of common shares plus all potentially dilutive securities outstanding during the period. Since there is a loss for the three months ended December 31, 2011 and January 1, 2011, potentially dilutive securities were not included in the calculations for those periods because to do so would have been anti-dilutive.

(3)	On February 28, 2011, the Company completed the sale of a significant majority of the assets of its global professional business (excluding the non-European professional seed business, “Global Pro”). As a result of the then-pending sale, effective in the Company’s first quarter of fiscal 2011, the Company reclassified the assets and liabilities of Global Pro to assets and liabilities held for sale and included the results of operations of Global Pro in discontinued operations for all periods presented.

(4)	The Reconciliation of Non-GAAP Disclosure Items includes the following non-GAAP financial measures:

Adjusted loss from continuing operations and adjusted diluted loss per common share from continuing operations—These measures exclude charges or credits relating to refinancings, impairments, restructurings, product registration and recall matters, discontinued operations and other unusual items such as costs or gains related to discrete projects or transactions that are apart from and not indicative of the results of the operations of the business.

Adjusted EBITDA—This measure is calculated as net loss before interest, taxes, depreciation and amortization as well as certain other items such as the impact of the cumulative effect of changes in accounting, costs associated with debt refinancing and other non-recurring, non-cash items affecting net loss. In addition, non-recurring cash items affecting net income or loss that are incurred between April 3, 2011 and June 30, 2012 in an aggregate amount not to exceed $40 million are also excluded from the determination of adjusted EBITDA. We believe this measure provides additional information for determining our ability to meet debt service requirements. The presentation of adjusted EBITDA herein is intended to be consistent with the calculation of that measure as required by our borrowing arrangements, and used to calculate a leverage ratio (maximum of 3.50 at December 31, 2011) and an interest coverage ratio (minimum of 3.50 for the twelve moths ended December 31, 2011). The Company was in compliance with the terms of all debt covenants at December 31, 2011.

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). However, management believes that certain non-GAAP financial measures used in managing the business may provide users of this financial information additional meaningful comparisons between current results and results in prior operating periods. The Company believes that these non-GAAP financial meaures are the most indicative of the Company’s ongoing earnings capabilities and that disclosure of these non-GAAP financial measures therefore provides useful information to investors and other users of its financial statements, such as lenders. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported results prepared in accordance with GAAP.